UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2011
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National Presto Industries, Inc.
(Exact name of registrant as specified in this chapter)

Wisconsin	1-2451	39-0494170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3925 North Hastings Way
Eau Claire, Wisconsin	54703-3703
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 715-839-2121

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01 Other Events

On September 14, 2011, the Registrant announced that on September 9, 2011 its absorbent products subsidiary, Presto Absorbent Products, Inc., entered a one year private label manufacturing agreement with its major customer.

A press release describing the agreement is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of National Presto Industries, Inc. dated September 14, 2011.

Forward looking statements in this Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by some of the statements made herein. Investors are cautioned that all forward looking statements involve risks and uncertainty. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: government defense spending and defense requirements; termination for the convenience of the government; interest rates; continuity of relationships with and purchases by the United States Government and other major customers; unexpected problems or events experienced by subcontractors, team members, or their respective suppliers or subcontractors; product mix; competitive pressure on pricing; increases in material, freight/shipping, labor or other production costs that cannot be recouped through pricing; and such other factors as may be described from time to time in the Registrant’s SEC filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Presto Industries, Inc.
(Registrant)

/s/ Maryjo Cohen
(Signature) Maryjo Cohen, President
and Chief Executive Officer
Date:  September 14, 2011